EXHIBIT 23.1


                   [LETTERHEAD OF CROWE CHIZEK & COMPANY LLP]



     We consent to the incorporation by reference of our report included herein, dated January 29, 2000, relating to the consolidated financial statements of CoVest Bancshares, Inc. (the "Company") as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999, in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on November 4, 1994, as amended on March 14, 1997, and into the two Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission on June 30, 1995.


                                       Crowe, Chizek and Company LLP


Oak Brook, Illinois
March 21, 2000